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Exhibit 21.1

SEACOR HOLDINGS INC. & SUBSIDIARIES

MAJORITY OWNED SUBSIDIARIES

AS OF DECEMBER 31, 2004

Jurisdiction of Incorporation
Boston Putford Offshore Safety Ltd.	England
Bruce Marine Limited	Scotland
Congo Seacor Marine SA	Republic of the Congo
DELTA SEACOR Offshore Inc.	Delaware
Energy Logistics, Inc.	Delaware
Era Aviation, Inc.	Washington
Era Helicopters, LLC	Delaware
F2B Investments Inc.	Delaware
Galaxie Offshore LLC	Louisiana
Gem Shipping Inc.	Delaware
Gem Shipping Ltd.	Cayman Islands
Gilbert Cheramie Boats LLC	Louisiana
Graham Offshore LLC	Delaware
Haven Shipping Company Limited	Scotland
International Response Corporation	Delaware
Liberty Services, Inc.	Louisiana
Marine Environmental Services (Thailand) Ltd.	Thailand
McCall's Boat Rentals LLC	Louisiana
National Response Corporation	Delaware
National Response Corporation of Puerto Rico	Delaware
Northland Marine Services, Inc.	Washington
NRC Environmental Services Inc.	Washington
O'Brien Oil Pollution Service, Inc.	Louisiana
Offshore Aviation Inc.	Delaware
OSRV Holdings, Inc.	Delaware
Putford Ltd.	England
SCF Barge Line LLC	Delaware
SCF Boats LLC	Delaware
SCF Management Services, Inc.	New York
SCF Marine Inc.	Delaware

SCFM Towing LLC	Delaware
SEACAP Leasing Associates LLC	Delaware
SEACOR Acadian Companies Inc.	Delaware
SEACOR Asset Management LLC	Delaware
SEACOR Bulk Carriers Inc.	Marshall Islands
SEACOR Capital (Singapore) Pte. Ltd.	Singapore
SEACOR Capital (UK) Ltd.	England
SEACOR Capital Corporation	Delaware
SEACOR Capital Two Ltd.	England
SEACOR Communications Inc.	Delaware
SEACOR Environmental Services International Ltd.	Marshall Islands
SEACOR Environmental Services (Middle East) Ltd.	British Virgin Islands
SEACOR Environmental Services Inc.	Delaware
SEACOR Environmental Services (Thailand) Ltd.	Thailand
SEACOR Environmental Services (U.K.) Ltd.	England
SEACOR Inland River Transport Inc.	Delaware
SEACOR International Chartering Inc.	Delaware
SEACOR International Ltd.	England
SEACOR Management Services Inc.	Delaware
SEACOR Marine (Asia) Pte. Ltd.	Singapore
SEACOR Marine (Bahamas) Inc.	Marshall Islands
SEACOR Marine (Europe) B.V.	Netherlands
SEACOR Marine (International) Ltd.	England
SEACOR Marine (Isle of Man) Ltd.	Isle of Man
SEACOR Marine (Mexico) Inc.	Louisiana
SEACOR Marine (Nigeria) LLC	Louisiana
SEACOR Marine (West Africa) SAS	France
SEACOR Marine Guernsey Ltd.	Guernsey
SEACOR Marine International LLC	Delaware
SEACOR Marine International Barges LLC	Delaware

SEACOR Marine LLC	Delaware
SEACOR Ocean Boats Inc.	Delaware
SEACOR Offshore LLC	Delaware
SEACOR Offshore Barges LLC	Delaware
SEACOR Offshore Services Inc.	Delaware
SEACOR Offshore Supplyships One Ltd.	Marshall Islands
SEACOR Payroll Management LLC	Delaware
SEACOR Vision LLC	Delaware
SEACOR Worldwide Inc.	Delaware
SEACOR-SMIT Holdings B.V.	Netherlands
SEACOR-SMIT Offshore (International) Inc.	Delaware
SEACOR-SMIT Offshore (International) Ltd.	Marshall Islands
SEACOR-SMIT Offshore (Worldwide) Ltd.	Marshall Islands
SEACOR-SMIT Offshore I Inc.	Delaware
Southern Crewing Services Ltd.	England
Stirling Marine Limited	Scotland
Stirling Offshore Limited	Scotland
Stirling Shipmanagement Limited	Scotland
Stirling Shipping Company Limited	Scotland
Stirling Shipping Holdings Limited	Scotland
Storm Shipping Inc.	Delaware
Tex-Air Helicopters, Inc.	Texas
The O'Brien's Group, Inc.	Delaware
Vector-Seacor Ltd.	England
VEESEA Holdings Inc.	Delaware
Venezuelan Response Corporation, C.A.	Venezuela
Warbler Shipping Ltd.	England
Weston Barge Line, Inc.	Delaware
Yarnell Marine, LLC	Washington

SEACOR HOLDINGS INC. & SUBSIDIARIES

50% OR LESS OWNED SUBSIDIARIES

AS OF DECEMBER 31, 2004

Jurisdiction of Incorporation
Applied Process Technology, Inc.	California
CSP Electronics, L.L.C.	Louisiana
Globe Wireless, LLC	Delaware
IRC do Brasil, Ltda.	Brazil
Marine Seacor Pte. Ltd.	Singapore
Mantenimiento Express Maritimo S. de R.L. de C.V.	Mexico
Maritima Mexicana, S.A. de C.V.	Mexico
MINVEST S.A.	Argentina
Nautical Power, L.L.C.	Delaware
Naviera Ultragas-Seacor, Ltda.	Chile
Ocean Marine Services (Egypt) Ltd.	Egypt
Patagonia Offshore Services S.A.	Argentina
Red Dragon Marine Services Ltd.	China
SCF Towboat III, L.P.	Delaware
Sea Treasure Shipping Ltd.	Liberia
SEACOR Marine Sakhalin LLC	Russian Federation
Seacor Offshore de Mexico S. de R.L. de C.V.	Mexico
SEAMEX International Ltd.	Liberia
SESAR Ltd.	Marshall Islands
SESDOCKA S.A.	Argentina
SESMEKE Ltd.	Marshall Islands
Smit Lloyd Matsas (Hellas) Shipping Company S.A.	Greece
Smit-Lloyd Mainport (Ireland) Ltd.	Ireland
Strategic Software Ltd.	England
Svitzer (Egypt) S.A.E.	Egypt
VENSEA Marine S.R.L.	Venezuela
VENSEA Offshore Ltd.	Bahamas
West Africa Offshore Limited	Nigeria
West Coast Standby Ltd.	England

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  Exhibit 21.1
SEACOR HOLDINGS INC. & SUBSIDIARIES MAJORITY OWNED SUBSIDIARIES AS OF DECEMBER 31, 2004
SEACOR HOLDINGS INC. & SUBSIDIARIES 50% OR LESS OWNED SUBSIDIARIES AS OF DECEMBER 31, 2004